Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333 - 221458 on Form S-8 of our report dated February 22, 2021, relating to the consolidated financial statements of Tremont Mortgage Trust appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP
Boston, Massachusetts

February 22, 2021